J.P. MORGAN MUTUAL FUND SERIES
AMENDED AND RESTATED INVESTMENT
 ADVISORY AGREEMENT
AGREEMENT, made this 18th day of February, 2005,
 between J.P. Morgan Mutual Fund Series, a trust
 organized under the laws of the Commonwealth of
Massachusetts (the "Trust") and J.P. Morgan Investment
 Management Inc., a Delaware corporation (the "Advisor").
  This Agreement shall be effective as of February 19, 2005. WHEREAS, the Trust is an open-end diversified management investment company registered with
 the Securities and Exchange Commission under the
 Investment Company Act of 1940, as amended
 (the "1940 Act"); and
WHEREAS, the Trust desires to retain the Advisor
 to render investment advisory services to the series of
 the Trust set forth in Schedule A (each, a "Portfolio")
 as agreed to from time to time between the Trust and
 the Advisor, and the Advisor is willing to render such
 services;
WHEREAS, on August 19, 2004, the Boards of
 Trustees of certain investment companies (each a
 "Company"), each of which is a corporation, business trust, or statutory trust, approved the reorganization of series included in those Companies (each, a "Series") with and into series of other registered investment companies or
 Series, subject in each case to the approval of each reorganization transaction by the shareholders of the acquired Series at a shareholder meetings to be held January 20, 2005 (each a "Merger"); and
WHEREAS, on August 19, 2004, the Boards of Trustees
 of certain Companies approved the reorganization of
 certain Series with and into corresponding Portfolios of
 the Trust, subject in each case to the approval of each reorganization transaction on a Series-by-Series basis by the shareholders of the affected Series at shareholder
 meetings to be held January 20, 2005 (each a "Shell
 Reorganization"); and
WHEREAS, on August 19, 2004, the Board of Trustees
 of the Trust approved the redomiciliation of the Trust as a Delaware statutory trust to be known as JPMorgan Trust I, subject to the approval of the redomiciliation transaction by shareholders of the Trust at a shareholder meeting
 to be held January 20, 2005 ("Redomiciliation"); and
WHEREAS, the Merger, Shell Reorganization
 and Redomiciliation transactions described above,
 if approved by shareholders, are expected to close
 on or about February 18, 2005, or such later date as
 the parties to each such transaction shall agree (each a
 "Closing Date"); and
WHEREAS, the parties agree that this Agreement shall
 not be effective, or shall cease to be effective, with
 respect to each Portfolio whose shareholders approve
 a Merger effective as of the close of business on the
 Closing Date with respect to each respective Series; and WHEREAS, the parties agree that, if the Redomiciliation is approved by shareholders, this Agreement shall continue
 in effect with respect to each Fund that is a series
 of the Trust following the Redomiciliation for the remaining term of this Agreement and JPMorgan Trust I shall succeed to the rights and obligations of J.P. Morgan
 Mutual Fund Series under this Agreement effective
 as of the close of business on the Closing Date with
 respect to the Redomiciliation; and
WHEREAS, on August 19, 2004, the Board of
 Trustees of the Trust approved new names for certain
 of the Portfolios to be effective February 19, 2005; and
NOW, THEREFORE, this Agreement
W I T N E S S E T H:
that in consideration of the premises and mutual promises
 hereinafter set forth, the parties hereto agree as follows:
1. The Trust hereby appoints the Advisor to
 act as investment adviser to the Portfolios for the period
 and on the terms set forth in this Agreement. The Advisor accepts such appointment and agrees to render the services herein set forth, for the compensation herein
 provided.
2. Subject to the general supervision of
 the Trustees of the Trust, the Advisor shall manage
 the investment operations of each Portfolio and the
 composition of the Portfolio's holdings of securities
 and investments, including cash, the purchase, retention
 and disposition thereof and agreements relating
 thereto, in accordance with the Portfolio's investment objectives and policies as stated in the Trust's registration statement on Form N-1A, as such may
 be amended from time to time (the "Registration
 Statement"), with respect to the Portfolio, under the Investment Company Act of 1940, as amended (the
 "1940 Act"), and subject to the following
 understandings:
(a) the Advisor shall furnish a continuous
 investment program for each Portfolio and determine
 from time to time what investments or securities will be purchased, retained, sold or lent by the Portfolio, and what portion of the assets will be invested or held
 uninvested as cash;
(b) the Advisor shall use the same skill and
 care in the management of each Portfolio's investments
 as it uses in the administration of other accounts
 for which it has investment responsibility as agent;
(c) the Advisor, in the performance of its
 duties and obligations under this Agreement, shall
 act in conformity with the Trust's Declaration of
 Trust (such Declaration of Trust, as presently in
 effect and as amended from time to time, is herein
 called the "Declaration of Trust"), the Trust's By-Laws
 (such By-Laws, as presently in effect and as amended
 from time to time, are herein called the "By-Laws")
 and the Registration Statement and with the instructions
 and directions of the Trustees of the Trust and will
 conform to and comply with the requirements of the
 1940 Act and all other applicable federal and state laws
 and regulations;
(d) the Advisor shall determine the securities
 to be purchased, sold or lent by each Portfolio and as
 agent for the Portfolio will effect portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities;
 in placing orders with brokers and/or dealers the Advisor intends to seek best price and execution for purchases and sales; the Advisor shall also determine whether
 the Portfolio shall enter into repurchase or reverse
 repurchase agreements;
On occasions when the Advisor deems the purchase
or sale of a security to be in the best interest of
one of the Portfolios as well as other customers
of the Advisor, including any other of the Portfolios, the
 Advisor may, to the extent permitted by applicable
 laws and regulations, but shall not be obligated to,
 aggregate the securities to be so sold or purchased in
 order to obtain best execution, including lower brokerage commissions, if applicable. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Advisor in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio;
(e) the Advisor shall maintain books
 and records with respect to each Portfolio's securities transactions and shall render to the Trust's Trustees such periodic and special reports as the Trustees may
 reasonably request; and
(f) the investment management services
 of the Advisor to any of the Portfolios under this
 Agreement are not to be deemed exclusive, and
 the Advisor shall be free to render similar services
 to others.
3. The Trust has delivered copies of each of
 the following documents to the Advisor and will promptly
notify and deliver to it all future amendments and
supplements, if any:
(a) The Declaration of Trust;
(b) The By-Laws;
(c) Certified resolutions of the. Trustees
 of the Trust authorizing the appointment of the Advisor
 and approving the form of this Agreement;
(d) The Trust's Notification of Registration
 on Form N-8A and Registration Statement as filed
 with the Securities and Exchange Commission
 (the "Commission").
In addition, the Trust will furnish promptly the
 following documents to the Advisor upon the
 effectiveness of each:
(a) any Certificate of Trust for JPMorgan
 Trust I filed with the Secretary of State of the State
 of Delaware, and all amendments thereto or
 restatements thereof;
(b) any Declaration of Trust for JPMorgan
 Trust I and all amendments thereto or restatements
 thereof (referred to herein as the "New Declaration
 of Trust"); and
(c) any by-laws for JPMorgan Trust I
 and all amendments thereto.
4. The Advisor shall keep each Portfolio's
 books and records required to be maintained by it pursuant
 to paragraph 2(e). The Advisor agrees that all records
 which it maintains for any Portfolio are the property of
 the Trust and it will promptly surrender any of such
 records to the Trust upon the Trust's request. The
 Advisor further agrees to preserve for the periods
 prescribed by Rule 3la-2 of the Commission under
 the 1940 Act any such records as are required to be
 maintained by the Advisor with respect to any Portfolio
 by Rule 31a-1 of the Commission under the 1940 Act.
5. During the term of this Agreement the
Advisor will pay all expenses incurred by it in
 connection with its activities under this Agreement,
 other than the cost of securities and investments
 purchased for a Portfolio (including taxes and brokerage
 commissions, if any).
6. For the services provided and the expenses
 borne pursuant to this Agreement, each Portfolio will pay
 to the Advisor as full compensation therefor a fee at an
 annual rate set forth on Schedule A attached hereto.
 Such fee will be computed daily and payable as agreed
 by the Trust and the Advisor, but no more frequently
 than monthly.
7. The Advisor shall not be liable for any
 error of judgment or mistake of law or for any loss
 suffered by any Portfolio in connection with the matters
 to which this Agreement relates, except a loss resulting
 from a breach of fiduciary duty with respect to the
 receipt of compensation for services (in which case any
 award of damages shall be limited to the period and the
 amount set forth in Section 36(b)(3) of the 1940
 Act) or a loss resulting from willful misfeasance, bad
 faith or gross negligence on its part in the performance
 of its duties or from reckless disregard by it of its obligations and duties under this Agreement.
8. This Agreement will become effective
 as to a particular Portfolio as of the date first written
 above and, unless sooner terminated as provided herein,
 shall continue in effect until October 31, 2005.
  Thereafter, if not terminated, this Agreement shall
 continue in effect as to a particular Portfolio for
 successive periods of twelve months each ending
 on October 31 of each year, only so long as such
 continuance is specifically approved at least annually
 in conformity with the requirements of the 1940 Act;
 provided, however, that this Agreement may be
 terminated with respect to any Portfolio at any time,
 without the payment of any penalty, by vote of a
 majority of all the Trustees of the Trust or by vote
 of a majority of the outstanding voting securities of
 that Portfolio on 60 days' written notice to the Advisor,
 or by the Advisor at any time, without the payment of
 any penalty, on 90 days' written notice to the Trust.
 The termination of this Agreement with respect
 to one Portfolio shall not result in the termination of
 this Agreement with respect to any other Portfolio.
  This Agreement will automatically and immediately
 terminate in the event of its "assignment" (as defined in
 the 1940 Act).
9. The Advisor shall for all purposes herein
 be deemed to be an independent contractor and shall,
 unless otherwise expressly provided herein or authorized
 by the Trustees of the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Portfolios.
10. This Agreement may be amended, with
 respect to any Portfolio, by mutual consent, but the
 consent of the Trust must be approved (a) by vote of
a majority of those Trustees of the Trust who are
 not parties to this Agreement or interested persons of
any such party, cast in person at a meeting called for
 the purpose of voting on such amendment, and (b)
 by vote of a majority of the outstanding voting
 securities of the Portfolio.
11. Notices of any kind to be given to the
 Advisor by the Trust shall be in writing and shall
 be duly given if mailed or delivered to the Advisor at
 522 Fifth Avenue, New York, New York 10036,
 Attention: J.P. Morgan Investment Management, Inc.,
 or at such other address or to such other individual as
 shall be specified by the Advisor to the Trust. Notices
 of any kind to be given to the Trust by the Advisor shall
 be in writing and shall be duly given if mailed or
 delivered to the JPMorgan Trust I, 522 Fifth Avenue,
 New York, New York 10036, Attention:  President,
 with a copy to the General Counsel at the same address,
 or at such other address or to such other individual
 as shall be specified by the Trust to the Advisor.
12. The Trustees of the Trust have authorized
 the execution of this Agreement in their capacity as
 Trustees and not individually, and the Advisor agrees that neither the Trustees nor any officer or employee of the
 Trust nor any Portfolio's investors nor any representative
 or agent of the Trust or of the Portfolio(s) shall be personally liable upon, or shall resort be had to their private property for the satisfaction of, obligations given, executed or delivered on behalf of or by the Trust or the Portfolio(s), that such Trustees, officers,
 employees, investors, representatives and agents shall
 not be personally liable hereunder, and that it shall
 look solely to the trust property for the satisfaction of
 any claim hereunder.
13. This Agreement may be executed in one
 or more counterparts, each of which shall be deemed to
 be an original.
14. This Agreement shall be governed by
 and construed in accordance with the laws of the State
 of New York.
IN WITNESS WHEREOF, the parties hereto
 have caused this instrument to be executed by their
 officers designated below as of the 18th day of February, 2005. J.P. MORGAN MUTUAL FUND SERIES
By:
Title.
J.P. MORGAN INVESTMENT MANAGEMENT INC.
By:
Title.


SCHEDULE A
TO THE ADVISORY AGREEMENT

Money Market Funds
Name as of August 19, 2004
New Name as of February 19, 2005
Advisory Fee as a percentage of average daily net assets


Pre-February 18, 2005
Post-February 18, 2005
JPMorgan 100% U.S. Treasury Securities Money Market Fund
JPMorgan 100% U.S. Treasury Securities Money Market Fund
0.10
0.08
JPMorgan California Tax Free Money Market Fund
JPMorgan California Municipal Money Market Fund
0.10
0.08
JPMorgan Federal Money Market Fund
JPMorgan Federal Money Market Fund
0.10
0.08
JPMorgan New York Tax Free Money Market Fund
JPMorgan New York Municipal Market Fund
0.10
0.08
JPMorgan Prime Money Market Fund
JPMorgan Prime Money Market Fund
0.10
0.08
JPMorgan Tax Free Money Market Fund
JPMorgan Tax Free Money Market Fund
0.10
0.08

Equity Funds
Name as of August 19, 2004
New Name as of February 19, 2005
Advisory Fee as a percentage of average daily net assets


Pre-February 18, 2005
Post-February 18, 2005
Growth and Income Portfolio
Growth and Income Portfolio
0.40
0.40
JPMorgan Capital Growth Fund
JPMorgan Capital Growth Fund
0.40
0.40
JPMorgan Disciplined Equity Fund
JPMorgan Disciplined Equity Fund
0.25
0.25
JPMorgan Diversified Fund
JPMorgan Diversified Fund
0.55
0.55
JPMorgan Dynamic Small Cap Fund
JPMorgan Dynamic Small Cap Fund
0.65
0.65
JPMorgan Fleming Asia Equity Fund
JPMorgan Asia Equity Fund
1.00
1.00
JPMorgan Fleming Emerging Markets Equity Fund
JPMorgan Emerging Markets Equity Fund
1.00
1.00
JPMorgan Fleming International Equity Fund
JPMorgan International Equity Fund
1.00
0.80
JPMorgan Fleming International Growth Fund
JPMorgan International Growth Fund
1.00
0.80
JPMorgan Fleming International Opportunities Fund
JPMorgan International Opportunities Fund
0.60
0.60
JPMorgan Fleming International Small Cap Equity Fund
JPMorgan International Small Cap Equity Fund
1.00
1.00
JPMorgan Fleming International Value Fund
JPMorgan International Value Fund
0.60
0.60
JPMorgan Fleming Intrepid European Fund
JPMorgan Intrepid European Fund
0.65
0.65
JPMorgan Fleming Japan Fund
JPMorgan Japan Fund
1.00
1.00
JPMorgan Fleming Tax Aware International Opportunities Fund
JPMorgan Tax Aware International Opportunities Fund
0.85
0.60
JPMorgan Global Healthcare Fund
JPMorgan Global Healthcare Fund
1.25
0.85
JPMorgan Growth and Income Fund
JPMorgan Growth & Income Fund
0.00
0.00
JPMorgan Intrepid America Fund
JPMorgan Intrepid America Fund
0.65
0.65
JPMorgan Intrepid Growth Fund
JPMorgan Intrepid Growth Fund
0.65
0.65
JPMorgan Intrepid Investor Fund
JPMorgan Intrepid Contrarian Fund
0.65
0.65
JPMorgan Intrepid Value Fund
JPMorgan Intrepid Value Fund
0.65
0.65
JPMorgan Market Neutral Fund
JPMorgan Market Neutral Fund
1.50
1.25
JPMorgan Mid Cap Equity Fund
JPMorgan Mid Cap Equity Fund
0.65
0.65
JPMorgan Small Cap Equity Fund
JPMorgan Small Cap Equity Fund
0.65
0.65
JPMorgan Tax Aware Disciplined Equity Fund
JPMorgan Tax Aware Disciplined Equity Fund
0.35
0.35
JPMorgan Tax Aware Large Cap Growth Fund
JPMorgan Tax Aware Large Cap Growth Fund
0.40
0.40
JPMorgan Tax Aware Large Cap Value Fund
JPMorgan Tax Aware Large Cap Value Fund
0.40
0.40
JPMorgan Tax Aware U.S. Equity Fund
JPMorgan Tax Aware U.S. Equity Fund
0.45
0.45
JPMorgan Trust Small Cap Equity Fund
JPMorgan Small Cap Core Fund
0.65
0.65
JPMorgan U.S. Equity Fund
JPMorgan U.S. Equity Fund
0.40
0.40
JPMorgan U.S. Small Company Fund
JPMorgan U.S. Small Company Fund
0.60
0.60

Fixed Income Funds
Name as of August 19, 2004
New Name as of February 19, 2005
Advisory Fee as a percentage of average daily net assets


Pre-February 18, 2005
Post-February 18, 2005
JPMorgan Bond Fund
JPMorgan Bond Fund
0.30
0.30
JPMorgan California Bond Fund
JPMorgan California Tax Free Bond Fund
0.30
0.30
JPMorgan Enhanced Income Fund
JPMorgan Enhanced Income Fund
0.25
0.25
JPMorgan Fleming Emerging Markets Debt Fund
JPMorgan Emerging Markets Debt Fund
0.70
0.70
JPMorgan Global Strategic Income Fund
JPMorgan Global Strategic Income Fund
0.45
0.45
JPMorgan Intermediate Tax Free Income Fund
JPMorgan Intermediate Tax Free Bond Fund
0.30
0.30
JPMorgan New Jersey Tax Free Income Fund
JPMorgan New Jersey Tax Free Bond Fund
0.30
0.30
JPMorgan New York Intermediate Tax Free Income Fund
JPMorgan New York Tax Free Bond Fund
0.30
0.30
JPMorgan Short Term Bond Fund
JPMorgan Short Term Bond Fund
0.25
0.25
JPMorgan Short Term Bond Fund II
JPMorgan Short Term Bond Fund II
0.25
0.25
JPMorgan Tax Aware Enhanced Income Fund
JPMorgan Tax Aware Enhanced Income Fund
0.25
0.25
JPMorgan Tax Aware Short-Intermediate Income Fund
JPMorgan Tax Aware Short-Intermediate Income Fund
0.25
0.25

267298.4.DC_03
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